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                                                                   EXHIBIT a(12)

                                ING EQUITY TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

    The undersigned, being a majority of the Trustees of the ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11(f)and Section 8.2 of the Trust's Declaration of Trust, dated June 12, 1998, as amended, hereby abolish the ING Large Company Value Fund, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: October 16, 2003

/s/ Paul S. Doherty                          /s/ Jock Patton
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Paul S. Doherty, as Trustee                  Jock Patton, as Trustee

/s/ J. Michael Earley                        /s/ David W.C. Putnam
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J. Michael Earley, as Trustee                David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                    /s/ Blaine E. Rieke
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R. Barbara Gitenstein, as Trustee            Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                        /s/ John G. Turner
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R. Glenn Hilliard, as Trustee                John G. Turner, as Trustee

/s/ Walter H. May                            /s/ Roger B. Vincent
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Walter H. May, as Trustee                    Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                      /s/ Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee              Richard A. Wedemeyer, as Trustee